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                                                                  Exhibit 10.181

                                                        DELMONTE
                                                        MSDWMC Loan No. 01-09625

                                PROMISSORY NOTE

$12,125,000.00                                                New York, New York

                                                                October 24, 2001

          FOR VALUE RECEIVED, DELMO 11/12 (DE) LLC, a Delaware limited liability company, as maker, having its principal place of business at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020 ("Borrower"), hereby unconditionally promises to pay to the order of SECORE FINANCIAL CORPORATION, a Pennsylvania corporation, as payee, having an address at 7315 Wisconsin Avenue, Suite 450 North, Bethesda, Maryland 20814 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWELVE MILLION ONE HUNDRED TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($12,125,000.00) (the "Loan"), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below) in accordance with the terms of this Note.

                                   ARTICLE I

                                 PAYMENT TERMS

          Borrower agrees to pay sums under this Note in installments as follows:

          (a) on the date hereof, a payment of interest only in the amount of $19,804.16 with respect to the period commencing on the date hereof and ending on, and including, the last day of the month in which this Note is executed;

          (b) a constant payment of $88,425.00 ("Debt Service") on the first day of December, 2001 and on the first day of each calendar month thereafter up to and including the first day of October, 2011 (each, a "Payment Date"), each of the payments to be applied as follows: (i) first, to the payment of interest computed at the Applicable Interest Rate; and (ii) the balance toward the reduction of the principal sum; and

          (c) the balance of the principal sum and all interest thereon on the first day of November, 2011 (the "Maturity Date").
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                                   ARTICLE II

                                    INTEREST

     The interest rate on this Note is seven and thirty five hundredths percent (7.35%) per annum (the "Applicable Interest Rate"). Interest on the principal sum of this None shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then applicable, divided by
360) by (c) the outstanding principal balance.

                                  ARTICLE III

                            DEFAULT AND ACCELERATION

     If any payment required in this Note is not paid (a) prior to the fifth
(5th) day after a Payment Date, (b) on the Maturity Date or (c) on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instruments (defined below) or any of the Other Security Documents (as defined in the Security Instruments) (collectively, an "Event of Default"), at the option of Lender (i) the whole of the principal sum of this Note, (ii) Interest, default interest, late charges and other sums, as provided in this Note, the Security Instruments or the Other Security Documents, (iii) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instruments or the Other Security Documents, (iv) all sums advanced pursuant to the Security Instruments to protect and preserve the Individual Properties (defined below) and the lien and the security interest created thereby, and (v) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower of Lender (all the sums referred to in (i) through (v) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable.

                                   ARTICLE IV

                                DEFAULT INTEREST

     Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate or (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the default giving rise to such Event of Default (without regard to any notice or grace period) until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be deemed part of the Debt and shall be deemed secured by the Security Instruments. This clause, however, shall not be construed as an agreement or privilege to extend

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the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.


                                   ARTICLE V

                                  LATE CHARGE

     If any monthly installment payable under this Note is not paid prior to the fifth (5th) day after the applicable Payment Date, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instruments and the Other Security Documents.


                                   ARTICLE VI

                             PREPAYMENT; DEFEASANCE

     (a) Prepayment. The principal balance of this Note may not be prepaid in whole or in part except as expressly permitted pursuant hereto.

     (b) Total Defeasance. (i) Provided no Event of Default shall have occurred and remain incurred, Borrower shall have the right at any time after the Release Date (as defined below) to obtain a release of the lien of the Security Instruments encumbering all Individual Properties upon satisfaction of the following conditions:

          (A) Borrower shall provide Lender sixty (60) days prior written notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a Payment Date (the "Defeasance Date") on which Borrower shall have satisfied the conditions in this Article VI(b) and on which it shall affect the defeasance;

          (B) Borrower shall pay to Lender (A) all payments of principal and interest due on this Note to and including the Defeasance Date and (B) all other sums, then due under this Note, the Security Instruments and the Other Security Documents;

          (C) Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of
     Article VI(d) and (e) hereof;

          (D) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;




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          (E)  Borrower shall deliver to Lender an opinion of counsel for
     Borrower that would be satisfactory to a prudent lender opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, (B) if Securities have been issued, the REMIC Trust formed pursuant to the related securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the IRS Code as a result of the defeasance pursuant to this Article VI(b), (C) a defeasance pursuant to this Article VI(b) will not result in a deemed exchange for purposes of the IRS Code and will not adversely effect the status of this Note as indebtedness for federal income tax purposes, (D) delivery of the Total Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) a non-consolidation opinion with respect to the Successor Borrower;

          (F) Borrower shall deliver to Lender a confirmation in writing from the applicable Rating Agencies to the effect that the release of the Individual Properties from the lien of the Security Instruments as contemplated by this Article VI(b) and the substitution of the Total Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Securities issued in connection with the securitization which are then outstanding;

          (G) Borrower shall deliver an officer's certificate certifying that the requirements set forth in this Article VI(b) have been satisfied;

          (H) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

          (I) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

          (J) Borrower shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

     (ii) If Borrower has elected to defease this entire Note and the requirements of this Article VI have been satisfied, all of the Individual Properties shall be released from the Liens of their respective Security Instruments and the Total Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing this Note. In connection with the release of the liens, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as permitted by Lender in its sole discretion), a release of lien (and related Other Security Documents) for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a

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     prudent lender. In addition, Borrower shall provide all other documentation
     Lender reasonably requires to be delivered by Borrower in connection with such release, together with an officer's certificate certifying that such documentation (i) is in compliance with all legal requirements, and (ii) will effect such releases in accordance with the terms of this Note. Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Security Instruments, including Lender's reasonable attorneys' fees. Except as set forth in this Article VI, no repayment, prepayment or defeasance of all or any portion of this Note shall cause, give rise to a right to require, or otherwise result in, the release of any lien of any Security Instruments on any of the Individual Properties.

          (c) Partial Defeasance. (i) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date to obtain a release of the lien of the Security Instruments encumbering one or more Individual Properties upon satisfaction of the following conditions:

               (A) Borrower shall provide Lender sixty (60) days prior written notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying (A) a Payment Date (the "Partial Defeasance Date") on which Borrower shall have satisfied the conditions in this Article VI(c) and shall effect the defeasance and
          (B) the Individual Property or Properties proposed to be released from the lien of the Security Instruments (individually a "Release Property" and collectively the "Release Properties");

               (B) Borrower shall pay to Lender (A) all payments of principal and interest due on this Note to and including the Partial Defeasance Date and (B) all other sums, then due under this Note, the Security Instruments and the Other Security Documents;

               (C) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Article VI(d) and (e) hereof;

               (D) Borrower shall prepare all necessary documents to amend and restate this Note and issue two substitute notes, one note having a principal balance equal to 125% of the Allocated Loan Amount for the Release Property or Release Properties, as the case may be (the "Defeased Note"), and the other note having a principal balance equal to the excess of (A) the original principal amount of this Note, over
          (B) the amount of Defeased Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as this Note except for the principal balance. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise or unless a Successor Borrower is established pursuant to Article VI(e) hereof. A Defeased Note may not be the subject of any further defeasance;


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     (H)  Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

     (F) After giving effect to the release of the lien of the Security Instruments encumbering the Individual Property or Individual Properties proposed by Borrower to be released, the debt service coverage ratio (as computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans) with respect to the remaining Individual Properties is not less than the greater of (1) the debt service coverage ratio (as computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans) of all Individual Properties encumbered by the Security Instruments prior to the release and (2) 1.53 to 1.0;

     (G) Borrower shall have delivered to Lender and the Rating Agencies shall have received from Borrower with respect to the matters referred to in clause
(F), (1) statements of the underwritable cash flow and debt service (as computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans) (both on a consolidated basis and separately for the applicable Individual Property or Individual Properties to be released) for the applicable measuring period and (2) based on the foregoing statements of underwritable cash flow and debt service (as computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans), calculations of the debt service coverage ratio (as computed by Lender in accordance with generally accepted industry underwriting standards for securitized commercial mortgage loans) both with and without giving effect to the proposed release, and (3) calculations of the ratios referred to in such clause (F), accompanied by an officer's certificate stating that such statements, calculations and information are true, correct and complete in all material respects;

     (H) Borrower shall deliver to Lender an opinion of counsel for Borrower that would be satisfactory to a prudent lender opining, among other things, that
(1) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral, (2) if Securities has been issued, the REMIC Trust formed pursuant to the related securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Article VI(c), (3) a defeasance pursuant to this Article VI(c) will not result in a deemed exchange for purposes of the IRS Code and will not adversely effect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes, (4) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (5) a non-consolidation opinion with respect to the Successor Borrower;

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          (I)  Borrower shall deliver to Lender evidence in writing from the applicable Rating Agencies to the effect that the release of the Individual Property or Individual Properties from the lien of the Security Instruments as contemplated by this Article VI(c) and the substitution of the Partial Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Securities issued in connection with the securitization which are then outstanding;

          (J) Borrower shall deliver to Lender a certificate of Borrower's independent certified public accountant certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

          (K) Borrower shall deliver to Lender an officer's certificate certifying that the requirements set forth in this Article VI(c) have been satisfied;

          (L) Borrower shall deliver to Lender such other certificates, documents or instruments as Lender may reasonably request; and

          (M) Borrower shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses.

     (ii) If Borrower has elected to make a partial defeasance and the requirements of this Article VI have been satisfied, the Release Property or Release Properties shall be released from the lien of their Security Instruments. In connection with the release of the lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Partial Defeasance Date (or such shorter time as permitted by Lender in its sole discretion), a release of lien (and related Other Security Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which such Individual Property is located and that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an officer's certificate certifying that such documentation (i) is in compliance with all legal requirements, and (ii) will effect such releases in accordance with the terms of this Note. Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Security Instruments, including Lender's reasonable attorneys' fees. Borrower shall cause title to the Individual Property so released from the lien of the Security Instrument to be transferred to and held by a person or entity other that Borrower. Except as set forth in this Article VI, no repayment, prepayment or defeasance of all or any portion of this Note shall cause, give rise to a right to require, or otherwise result in, the release of any lien of any Security Instrument on any of the Individual Properties.


     (d) Defeasance Collateral Account. On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral. Borrower shall open at any Eligible Institution the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Total Defeasance Collateral and Partial Defeasance Collateral, and (ii) cash from interest



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and principal paid on the Total Defeasance Collateral or Partial Defeasance
Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Total Defeasance Collateral or the Partial Defeasance Collateral not needed to pay accrued and unpaid interest or principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral and Partial Defeasance Collateral are deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral and Partial Defeasance Collateral in accordance with this Note. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral and Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

          (e) Successor Borrower. In connection with a total or partial defeasance under this Article VI, Borrower shall, if required by the Rating Agencies, establish or designate a successor entity (the "Successor Borrower") which shall be a single purpose bankruptcy remote entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrower's option, be an affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to this Note or the Defeased Note, as applicable, together with the Total Defeasance Collateral or the Partial Defeasance Collateral, as applicable, to such Successor Borrower. Such Successor Borrower shall assume the obligations under this Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under this Note or the Defeased Note, as applicable, and the Security Agreement, Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

          (f)  Definitions.   The following terms shall have the meanings set
forth below:

          "Allocated Loan Amount" shall mean the portion of the Loan allocated to each Individual Property as set forth on Schedule I hereto.

          "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state


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authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Services, Inc. and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, and S&P and "Aa2" by Moody's.

     Partial Defeasance Collateral" shall mean U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Defeased Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

     "Release Date" shall mean the earlier to occur of (a) the fourth anniversary of the first day of the first full calendar month following the date hereof and (b) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the IRS Code) of a REMIC that holds this Note.

      "Scheduled Defeasance Payments" shall mean scheduled payments of interest and principal under this Note in the case of a total defeasance and under the Defeased Note in the case of a partial defeasance for all Payment Dates occurring after the Defeasance Date and up to and including the Maturity Date (including, in the case of a total defeasance, the outstanding principal balance on this Note as of the Maturity Date and, in the case of a partial defeasance, the outstanding principal balance on the Defeased Note as of the Maturity Date).

     "Security Agreement" shall mean a security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account, the Total Defeasance Collateral and the Partial Defeasance Collateral, as applicable.

     "Total Defeasance Collateral" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under this Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

     "U.S. Obligations" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

     (g) Default Prepayment. If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, an amount (the "Default Consideration") equal to the greater of (i) the amount (if any) which when added to the then outstanding principal amount of this Note will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments assuming Defeasance would be permitted hereunder, or (ii) one percent (1%) of the Default Prepayment. For purposes of this



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Notes, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instruments provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

     (h) Permitted and Mandatory Prepayments. Notwithstanding anything to the contrary herein, Borrower may prepay the principal balance of this Note in whole, without premium or penalty, on any Payment Date during the three (3) months prior to the Maturity Date. Borrower shall prepay without premium or penalty the principal balance of this Note in an amount equal to (i) any insurance proceeds or condemnation awards which Lender has the right to and elects to have applied to the Debt pursuant to Sections 3.6 and 3.7 of the Security Investments, (ii) (subject to the immediately following sentence) the Allocated Loan Amount for the related Individual Property in the event Borrower exercises its right to accept or reject Del Monte's offer to terminate the Del Monte Lease (as defined in the Security Instruments) pursuant to Section 3.8(f) of the Security Instruments simultaneously with such prepayment or (iii) the amount required by Lender due to changes in tax and debt credit pursuant to
Section 7.3(a) or (b) of the Security Instruments (provided, however, that in the event any such prepayment pursuant to this sentence shall be made on a date other than a Payment Date, the amount so prepaid shall include all interest which would have accrued on such amount through the next Payment Date). In the alternative, from and after the Release Date, in the event Borrower exercises its right to accept or reject Del Monte's offer to terminate the Del Monte Lease pursuant to Section 3.8(f) of the Security Instruments, Borrower may, in lieu of prepaying this Note in part pursuant to clause (ii) above, elect to partially defease this Note pursuant to and in accordance with the terms and provisions of
Article VI of this Note with respect to the related Individual Property simultaneously with the exercise of such right to accept or reject. In addition, in the event (i) Lender consents to Borrower's acceptance of an Intended Assignment Offer or an Abandonment Notice (as defined in the Security Instruments) pursuant to Section 3.8(h) of the Security Instruments or (ii) Del Monte exercises its option to purchase all of the Individual Properties pursuant to and in accordance with Paragraph 37 of the Del Monte Lease, Borrower shall partially or totally, as applicable, defease this Note pursuant to and in accordance with the terms and provisions or Article VI of this Note with respect to the related Individual Property(ies) simultaneously therewith. In each instance of prepayment permitted under this subparagraph (h), Borrower shall be required to pay all other sums due hereunder, and no principal amount repaid may be reborrowed.

                                  ARTICLE VII

                                    SECURITY

     This Note is secured by those certain Mortgage and Security Agreements and those certain Deed to Secure Debt and Security Agreements dated the date hereof each in the principal sum of $12,500,000.00 given by Borrower to (or for the benefit of) Lender covering the fee estate of Borrower in certain premises located in (i) Plover, Wisconsin, (ii) Toppemish,

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Washington, (iii) Mendote, Illinois and (iv) Yakima, Washington, and other property, as more particularly described therein (each an "Individual Property" and, collectively, the "Individual Properties") and intended to be duly recorded in the applicable recording offices (each a "Security Instrument" and, collectively, the "Security Instruments"), and by the Other Security Documents.

                                  ARTICLE VIII

                                  LOAN CHARGES

     This Note, the Security Instruments and the Other Security Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Security Instruments and the Other Security Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                                   ARTICLE IX

                                    WAIVERS

     Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note, the Security Instruments or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instruments or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instruments or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instruments or the Other Security Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower, and the term "Borrower," as used herein, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the Security Instruments or any Other Security Document.)

                                   ARTICLE X

                            WAIVER OF TRIAL BY JURY

          BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENTS OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                                   ARTICLE XI

                                  EXCULPATION

     (a) Notwithstanding anything to the contrary contained in this Note, the Security Instruments or any Other Security Document (but subject to the provisions of subsections (b), (c) and (d) of this Article 11), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instruments by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing any personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successors or assigns of any of the foregoing (collectively, the "Exculpated Parties"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instruments, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instruments) and any other collateral given to Lender to secure this Note; provided, however, subject to the provisions of subsections (b), (c) and (d) of this Article 11, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender to secure this Note. Lender, by accepting this Note and the Security Instruments, agrees that it shall not, except as otherwise provided in this Article 11, sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties, in any such action or proceeding, under or by reason of or under or in connection with this Note, the Security Instruments or the Other Security Documents. The provisions of this Article II shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Instruments or the Other Security Documents delivered to Lender; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instruments, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Section 12.2 of the Security Instruments or of Section 3.12(c) of the Security Instruments; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instruments; provided however, Lender shall only enforce such judgment to the extent of the insurance proceeds and/or condemnation awards.

          (b) Notwithstanding the provisions of this Article II to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instruments) Lender incurs due to: (i) fraud or intentional misrepresentation by Borrower or any of the Exculpated Parties in connection with the execution and the delivery of this Note, the Security Instruments or the Other Security Documents or any documents or certificate now or at any time during the term of the Loan evidenced by this Note; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of and during the continuance of an Event of Default; (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) Personal Property (as defined in the Security Instruments) taken from any Individual Property by or on behalf of Borrower or any of the Exculpated Parties and not replaced with Personal Property of the same utility and of the same or greater value specifically excluding, however any Personal Property owned by any tenant on such Individual Property; (vi) any act of arson by Borrower or any of the Exculpated Parties;
(vii) any fees or commissions paid by Borrower after Borrower receives notice from Lender of the occurrence, and during the continuance, of an Event of Default to any Exculpated Party in violation of the terms of this Note, the Security Instruments or the Other Security Documents; (viii) Borrower's breach of, or failure to comply with, the representations, warranties and covenants contained in Article 5.8(b) and/or Article 12 of the Security Instruments; or
(ix) without the prior written consent of Lender, any amendment, modification or waiver of any provisions of the Del Monte Lease, except as specifically permitted pursuant to Section 3.8 of the Security Instruments, or any termination thereof (whether by Borrower or Del Monte (as defined in the Security Instruments)), except as otherwise specifically permitted pursuant to the terms of the Del Monte Lease, this Note, the Security Instruments and the Other Security Documents and except for the rejection of the Del Monte Lease by Del Monte or its trustee in a bankruptcy proceeding.

          (c) Notwithstanding the foregoing the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower's default under Article 8 of the Security Instruments or if the Individual Properties or any part thereof shall become an asset in a (i) voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by or on behalf of Lender) which is not dismissed within ninety (90) days of filing.

     (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instruments and the Other Security Documents.

                                  ARTICLE XII

                                   AUTHORITY

     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instruments and the Other Security Documents and that this Note, the Security Instruments and the Other Security Documents constitute valid and binding obligations of Borrower.

                                  ARTICLE XIII

                                 GOVERNING LAW

     (A) THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER
ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-

1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

          DELMO 11/12 (DE) LLC
          c/o W.P. Carey & Co. LLC
          50 Rockefeller Plaza
          Second Floor
          New York, NY 10020

          with a copy to:

          Read Smith LLP
          2500 One Liberty Place
          Philadelphia, PA 19103
          Attention: Chairman, Real Estate Department

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT AT SUCH ADDRESS AND WRITTEN NOTICE OF SUCH SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS); AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                                  ARTICLE XIV

                                    NOTICES

     All notices required or permitted hereunder shall be given as provided in the Security Instruments.

                                   ARTICLE XV

                           INCORPORATION BY REFERENCE


     All of the terms, covenants and conditions contained in the Security Instruments and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.


                                  ARTICLE XVI

                                 MISCELLANEOUS


     (a) Whenever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include; but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

     (b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     (c) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

     Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.


                         [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.



                                        BORROWER:

                                        DELMO 11/12 (DE) LLC,
                                        a Delaware limited liability company

                                        By: DELMO (DE) QRS 11/12-1, INC.,
                                            a Delaware corporation,
                                            its sole managing member

                                             By: /s/ Gordon J. Whiting
                                                 ----------------------
                                             Name: Gordon J. Whiting
                                             Title: Executive Director

             SCHEDULE I
----------------------------------------
PROPERTY                ALLOCATED LOAN
                           AMOUNT
----------------------------------------
Mendoza, Illinois        $4,000,000
----------------------------------------
Toppanish, Washington    $4,625,000
----------------------------------------
Plover, Wisconsin        $3,500,000
----------------------------------------